                                                                     EXHIBIT 4.5

                           JAVELIN TECHNOLOGIES, INC.
                      1999 STOCK OPTION/STOCK ISSUANCE PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS

            I.   PURPOSE OF THE PLAN

                 This 1999  Stock  Option/Stock  Issuance  Plan is  intended  to promote the interests of Javelin Technologies,  Inc., a Delaware corporation, by providing  eligible  persons in the  Corporation's  employ or  service  with the opportunity  to acquire a  proprietary  interest,  or otherwise  increase  their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

                 Capitalized  terms  shall have the  meanings  assigned  to such terms in the attached Appendix.

            II.  STRUCTURE OF THE PLAN

                 A.    The Plan shall be divided into two (2) separate equity
                       programs:

                          the Option Grant Program under which eligible  persons
may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                          the  Stock  Issuance   Program  under  which  eligible
persons may, at the  discretion of the Plan  Administrator,  be issued shares of
Common Stock directly,  either through the immediate  purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

                 B.    The  provisions  of Articles One and Four shall apply to
both equity programs under the Plan and shall  accordingly  govern the interests of all persons under the Plan.

            III.        ADMINISTRATION OF THE PLAN

                        A. The Plan shall be administered by the Board. However,
any or all administrative  functions  otherwise  exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may  determine and shall be subject to removal by the Board at any time.  The  Board may also at any time  terminate  the  functions  of the
Committee  and reassume  all powers and  authority  previously  delegated to the
Committee.

                        B. The Plan  Administrator  shall  have  full  power and
authority  (subject to the  provisions of the Plan) to establish  such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations  under, and issue such  interpretations of, the Plan and any  outstanding  options  or  stock  issuances  thereunder  as it may  deem necessary or advisable.  Decisions of the Plan Administrator  shall be final and binding on all  parties  who have an interest in the Plan or any option or stock issuance thereunder.

            IV.        ELIGIBILITY

                        A. The persons  eligible to  participate in the Plan are
as follows:

                                       Employees,

                                       non-employee  members of the Board or the
non-employee members of the board of directors of any Parent or Subsidiary, and

                                       consultants    and   other    independent
advisors who provide services to the Corporation (or any Parent or Subsidiary).

                        B. The Plan  Administrator  shall have full authority to
determine,  (i) with respect to the grants made under the Option Grant  Program, which eligible persons are to receive the option grants,  the time or times when those  grants  are to be made,  the  number of shares to be covered by each such grant,  the  status of the  granted  option as either an  Incentive  Option or a
Non-Statutory  Option,  the  time  or  times  when  each  option  is  to  become exercisable,  the vesting  schedule (if any) applicable to the option shares and the  maximum  term for which the option is to remain  outstanding  and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive stock  issuances,  the time or times when those issuances are to be made,  the  number of shares  to be  issued to each  Participant,  the vesting schedule (if any) applicable to the issued shares and the  consideration to be paid by the Participant for such shares.

                        C.  The  Plan  Administrator  shall  have  the  absolute
discretion  either to grant options in accordance  with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

            V.          STOCK SUBJECT TO THE PLAN

                        A. The stock  issuable under the Plan shall be shares of
authorized but unissued or reacquired Common Stock. The maximum number of shares of Common  Stock  which may be issued over the term of the Plan shall not exceed
1,000,000 shares.

                        B. Shares of Common Stock subject to outstanding options
shall be available for subsequent  issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant  provisions of
Article Two. Unvested shares issued under the Plan and subsequently  repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the  Corporation's  repurchase  rights under the Plan shall be added back to the number of shares of Common Stock  reserved  for  issuance  under the
Plan and shall  accordingly  be  available  for  reissuance  through one or more subsequent option grants or direct stock issuances under the Plan.

                        C.  Should  any  change be made to the  Common  Stock by
reason of any stock split,  stock  dividend,  recapitalization,  combination  of shares,  exchange of shares or other change  affecting  the  outstanding  Common
Stock as a class without the Corporation's receipt of consideration, appropriate adjustments  shall be made to (i) the maximum  number and/or class of securities issuable  under the Plan and (ii) the number and/or class of securities  and the exercise  price per share in effect  under each  outstanding  option in order to prevent the dilution or  enlargement  of benefits  thereunder.  The  adjustments determined by the Plan Administrator shall be final, binding and conclusive.  In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's  preferred stock into shares of Common Stock.

                                   ARTICLE TWO

                              OPTION GRANT PROGRAM

            I.          OPTION TERMS

                        Each option shall be evidenced by one or more  documents
in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms  specified  below.  Each document evidencing an Incentive Option shall, in addition,  be subject to the provisions of the Plan applicable to such options.

                        A. Exercise Price.

                        1. The  exercise  price per share  shall be fixed by the
Plan  Administrator  and may be less  than,  equal to or  greater  than the Fair
Market Value per share of Common Stock on the option grant date.

                        2. The exercise price shall become  immediately due upon
exercise  of the  option and shall,  subject to the  provisions  of Section I of
Article  Four and the  documents  evidencing  the option,  be payable in cash or check made payable to the  Corporation.  Should the Common  Stock be  registered under Section 12 of the 1934 Act at the time the option is  exercised,  then the exercise price may also be paid as follows:

                        in shares of Common Stock held for the requisite  period
            necessary  to  avoid a  charge  to the  Corporation's  earnings  for financial  reporting purposes and valued at Fair Market Value on the
            Exercise Date, or

                        to the extent the option is exercised for vested shares,
            through a special sale and  remittance  procedure  pursuant to which the Optionee shall concurrently provide irrevocable instructions (a)
            to a  Corporation-designated  brokerage firm to effect the immediate sale of the purchased  shares and remit to the  Corporation,  out of the sale proceeds available on the settlement date, sufficient funds to cover the  aggregate  exercise  price  payable for the  purchased shares  plus all  applicable  Federal,  state and local  income  and employment  taxes  required  to be withheld  by the  Corporation  by reason of such  exercise and (b) to the  Corporation  to deliver the certificates  for the purchased  shares  directly to such  brokerage firm in order to complete the sale.

            Except to the extent such sale and remittance procedure is utilized, payment  of the  exercise  price for the  purchased  shares  must be made on the
Exercise Date.

            B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan  Administrator and set forth in the documents  evidencing the option  grant.  However,  no option  shall have a term in excess of ten (10)
years measured from the option grant date.

            C. Effect of Termination of Service.

            1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        Should the  Optionee  cease to remain in Service for any
            reason other than death,  Permanent  Disability or Misconduct,  then the Optionee  shall have a period of three (3) months  following the date of such  cessation  of Service  during  which to exercise  each outstanding option held by such Optionee.

                        Should   Optionee's   Service  terminate  by  reason  of
            Permanent  Disability,  then the  Optionee  shall  have a period  of twelve (12) months  following the date of such  cessation of Service during  which  to  exercise  each  outstanding  option  held by such
            Optionee.

                        If  the  Optionee  dies  while  holding  an  outstanding
            option, then the personal representative of his or her estate or the person or persons to whom the option is transferred  pursuant to the
            Optionee's  will or the  laws of  inheritance  shall  have a  twelve
            (12)-month  period  following  the date of the  Optionee's  death to exercise such option.

                        Under no circumstances,  however,  shall any such option
            be exercisable after the specified expiration of the option term.

                        During the applicable  post-Service exercise period, the
            option  may not be  exercised  in the  aggregate  for more  than the number of vested shares for which the option is  exercisable  on the date of the Optionee's cessation of Service.  Upon the expiration of the applicable  exercise  period or (if earlier) upon the expiration of the option  term,  the  option  shall  terminate  and cease to be outstanding  for any vested shares for which the option has not been
            exercised.   However,   the  option  shall,   immediately  upon  the
            Optionee's   cessation  of  Service,   terminate  and  cease  to  be
            outstanding  with respect to any and all option shares for which the option  is not  otherwise  at the time  exercisable  or in which the
            Optionee is not otherwise at that time vested.

                        Should Optionee's  Service be terminated for Misconduct,
            then all  outstanding  options held by the Optionee shall  terminate immediately and cease to remain outstanding.

            2. The Plan  Administrator  shall have the  discretion,  exercisable either at the time an option is granted or at any time while the option  remains outstanding, to:

                        extend  the  period of time for  which the  option is to
            remain exercisable  following the Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such  greater  period of time as the Plan  Administrator  shall deem appropriate,  but in no event  beyond the  expiration  of the option term, and/or

                        permit the option to be exercised, during the applicable
            post-Service exercise period, not only with respect to the number of vested  shares of Common Stock for which such option is  exercisable at the time of the  Optionee's  cessation  of Service  but also with respect to one or more additional installments in which the Optionee would have vested  under the option had the  Optionee  continued  in
            Service.

            D.  Stockholder  Rights.  The  holder  of an  option  shall  have no stockholder  rights with respect to the shares  subject to the option until such person shall have  exercised the option,  paid the exercise price and become the recordholder of the purchased shares.

            E.  Repurchase  Rights.  The  Plan  Administrator   shall  have  the
discretion to grant options which are  exercisable for unvested shares of Common
Stock. Should the Optionee cease Service while holding such unvested shares, the
Corporation  shall have the right to repurchase,  at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable  (including the period and procedure for exercise and the appropriate  vesting schedule for the purchased shares) shall be established by the  Plan  Administrator  and  set  forth  in the  document  evidencing  such repurchase right.

            F. First  Refusal  Rights.  Until  such time as the Common  Stock is first  registered  under Section 12 of the 1934 Act, the Corporation  shall have the right of first  refusal  with  respect to any  proposed  disposition  by the
Optionee  (or any  successor  in  interest) of any shares of Common Stock issued under the Option Grant Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

            G. Limited  Transferability  of Options.  During the lifetime of the
Optionee,  Incentive Options shall be exercisable only by the Optionee and shall not be assignable or  transferable  other than by will or by the laws of descent and distribution following the Optionee's death.  Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent  permitted  by the Plan  Administrator,  be  assigned in whole or in part during  the  Optionee's  lifetime  (i) as a gift to one or more  members  of the
Optionee's  immediate  family,  to a trust in which Optionee  and/or one or more such  family  members  hold  more than  fifty  percent  (50%) of the  beneficial interest  or to an entity in which more than fifty  percent  (50%) of the voting interests  are owned by one or more such  family  members or (ii)  pursuant to a domestic  relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option  immediately prior to such assignment and shall be set forth in such  documents  issued  to the  assignee  as the Plan
Administrator may deem appropriate.

            H. Withholding.  The  Corporation's  obligation to deliver shares of
Common  Stock upon the exercise of any options  granted  under the Plan shall be subject to the  satisfaction of all applicable  Federal,  state and local income and employment tax withholding requirements.

            II.   INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive
Options.  Except as  modified  by the  provisions  of this  Section  II, all the provisions  of  Articles  One,  Two and Four shall be  applicable  to  Incentive
Options.  Options which are  specifically  designated as  Non-Statutory  Options shall not be subject to the terms of this Section II.

                  A.  Eligibility.  Incentive  Options  may only be  granted  to
Employees.

                  B. Exercise  Price.  The exercise price per share shall not be less  than one  hundred  percent  (100%) of the Fair  Market  Value per share of
Common Stock on the option grant date.

                  C. Dollar  Limitation.  The aggregate Fair Market Value of the shares of Common Stock  (determined as of the respective date or dates of grant)
for which one or more  options  granted to any  Employee  under the Plan (or any other option plan of the  Corporation or any Parent or  Subsidiary)  may for the
first time become  exercisable as Incentive  Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the
extent the Employee holds two (2) or more such options which become  exercisable for the first time in the same calendar  year,  the foregoing  limitation on the exercisability  of such  options as  Incentive  Options  shall be applied on the basis of the order in which such options are granted.

                  D.  10%  Stockholder.  If any  Employee  to whom an  Incentive
Option is granted is a 10% Stockholder,  then the exercise price per share shall not be less than one  hundred ten  percent  (110%) of the Fair Market  Value per share of Common  Stock on the option  grant  date and the option  term shall not exceed five (5) years measured from the option grant date.

            III.  CORPORATE TRANSACTION

                  A. The shares  subject to each  option  outstanding  under the
Plan at the time of a Corporate  Transaction shall automatically vest in full so that each such option  shall,  immediately  prior to the  effective  date of the
Corporate Transaction,  become fully exercisable for all of the shares of Common
Stock at the time subject to that option and may be exercised  for any or all of those shares as fully-vested shares of Common Stock. However, the shares subject to an outstanding  option shall not vest on such an accelerated  basis if and to the extent:  (i) such option is assumed by the successor  corporation (or parent thereof) in the Corporate  Transaction and the  Corporation's  repurchase rights with respect to the unvested  option  shares are  concurrently  assigned to such successor  corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive  program of the successor  corporation which preserves the spread  existing  on the  unvested  option  shares at the time of the  Corporate
Transaction  and  provides for  subsequent  payout in  accordance  with the same vesting  schedule  applicable  to those  unvested  option  shares  or (iii)  the acceleration of such option is subject to other limitations  imposed by the Plan
Administrator at the time of the option grant.

                  B. All  outstanding  repurchase  rights  shall also  terminate automatically, and the shares of Common Stock subject to those terminated rights shall  immediately  vest in full,  in the  event of any  Corporate  Transaction, except to the extent:  (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated  vesting is precluded by other limitations  imposed by the
Plan Administrator at the time the repurchase right is issued.

                  C.  Immediately  following the  consummation  of the Corporate
Transaction,   all   outstanding   options  shall  terminate  and  cease  to  be
outstanding,  except to the extent  assumed  by the  successor  corporation  (or parent thereof).

                  D. Each option which is assumed in connection with a Corporate
Transaction  shall be appropriately  adjusted,  immediately after such Corporate
Transaction,  to apply to the number and class of  securities  which  would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option  been  exercised  immediately  prior to such  Corporate  Transaction.
Appropriate  adjustments  shall  also be made to (i) the  number  and  class  of securities  available for issuance under the Plan following the  consummation of such Corporate  Transaction  and (ii) the exercise price payable per share under each outstanding option,  provided the aggregate exercise price payable for such securities shall remain the same.

                  E.  The  Plan   Administrator   shall  have  the   discretion,
exercisable  either at the time the  option is  granted or at any time while the option remains outstanding,  to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's  repurchase rights with respect to the shares subject to those options) upon the  occurrence of a Corporate  Transaction,  whether or not those options are to be assumed in the Corporate Transaction.

                  F. The Plan  Administrator  shall  also  have  full  power and authority,  exercisable  either at the time the option is granted or at any time while the option  remains  outstanding,  to  structure  such  option so that the shares subject to that option will  automatically  vest on an accelerated  basis should the Optionee's Service terminate by reason of an Involuntary  Termination within a designated  period (not to exceed  eighteen (18) months)  following the effective  date of any Corporate  Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any option so  accelerated  shall remain  exercisable  for the  fully-vested  option shares  until the earlier of (i) the  expiration  of the option term or (ii) the expiration of the one (1)-year  period  measured from the effective  date of the
Involuntary  Termination.  In addition,  the Plan Administrator may provide that one or more of the Corporation's  outstanding  repurchase rights with respect to shares held by the Optionee at the time of such  Involuntary  Termination  shall immediately  terminate on an accelerated  basis, and the shares subject to those terminated rights shall accordingly vest at that time.

                  G.  The  portion  of  any  Incentive  Option   accelerated  in
connection with a Corporate Transaction shall remain exercisable as an Incentive
Option only to the extent the applicable One Hundred Thousand Dollar  limitation is not  exceeded.  To  the  extent  such  dollar  limitation  is  exceeded,  the accelerated  portion of such  option  shall be  exercisable  as a  Non-Statutory
Option under the Federal tax laws.

                  H. The grant of options  under the Plan shall in no way affect the right of the  Corporation  to adjust,  reclassify,  reorganize  or otherwise change its capital or business  structure  or to merge,  consolidate,  dissolve, liquidate or sell or transfer all or any part of its business or assets.

            IV.   CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator  shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the  cancellation  of any or all  outstanding  options  under the  Option  Grant
Program and to grant in substitution  new options covering the same or different number of shares of Common  Stock but with an exercise  price per share based on the Fair Market Value per share of Common Stock on the new grant date.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

            I.    STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued under the Stock  Issuance
Program through direct and immediate  issuances  without any intervening  option grants.  Each  such  stock  issuance  shall  be  evidenced  by a Stock  Issuance
Agreement which complies with the terms specified below.

            A. Purchase Price.

                  1. The  purchase  price per  share  shall be fixed by the Plan
Administrator  and may be less than,  equal to or greater  than the Fair  Market
Value per share of Common Stock on the issue date.

                  2.  Subject to the  provisions  of Section I of Article  Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the  following  items of  consideration  which the Plan  Administrator  may deem appropriate in each individual instance:

                         cash or check made payable to the Corporation, or

                         past  services  rendered  to the  Corporation  (or  any
            Parent or Subsidiary).

            B. Vesting Provisions.

                1.  Shares  of Common  Stock  issued  under  the Stock  Issuance
Program  may,  in the  discretion  of  the  Plan  Administrator,  be  fully  and immediately  vested upon issuance or may vest in one or more  installments  over the Participant's period of Service or upon attainment of specified  performance objectives.

                2.  Any  new,  substituted  or  additional  securities  or other property  (including money paid other than as a regular cash dividend) which the
Participant  may have the right to receive  with  respect  to the  Participant's unvested  shares of Common Stock by reason of any stock  dividend,  stock split, recapitalization,  combination  of shares,  exchange  of shares or other  change affecting  the  outstanding  Common Stock as a class  without the  Corporation's receipt  of  consideration  shall be  issued  subject  to (i) the  same  vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                3. The  Participant  shall  have full  stockholder  rights  with respect to any shares of Common Stock issued to the Participant  under the Stock
Issuance Program,  whether or not the Participant's  interest in those shares is vested.  Accordingly,  the Participant  shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                4.  Should  the  Participant  cease to remain in  Service  while holding  one or more  unvested  shares of Common  Stock  issued  under the Stock
Issuance  Program or should the  performance  objectives  not be  attained  with respect to one or more such unvested  shares of Common Stock,  then those shares

                                       10

shall be immediately  surrendered to the Corporation for  cancellation,  and the
Participant  shall  have no further  stockholder  rights  with  respect to those shares.  To the extent the  surrendered  shares  were  previously  issued to the
Participant for  consideration  paid in cash or cash  equivalent  (including the
Participant's purchase-money  indebtedness),  the Corporation shall repay to the
Participant the cash  consideration  paid for the  surrendered  shares and shall cancel the unpaid principal  balance of any outstanding  purchase-money  note of the Participant attributable to the surrendered shares.

                5.  The  Plan  Administrator  may in its  discretion  waive  the surrender and  cancellation  of one or more unvested  shares of Common Stock (or other  assets  attributable  thereto)  which  would  otherwise  occur  upon  the non-completion  of the vesting schedule  applicable to such shares.  Such waiver shall  result in the  immediate  vesting of the  Participant's  interest  in the shares of Common  Stock as to which  the  waiver  applies.  Such  waiver  may be effected at any time,  whether  before or after the  Participant's  cessation of
Service  or the  attainment  or  non-attainment  of the  applicable  performance objectives.

            C. First  Refusal  Rights.  Until  such time as the Common  Stock is first  registered  under Section 12 of the 1934 Act, the Corporation  shall have the right of first  refusal  with  respect to any  proposed  disposition  by the
Participant  (or any successor in interest) of any shares of Common Stock issued under  the  Stock  Issuance  Program.  Such  right  of  first  refusal  shall be exercisable in accordance with the terms  established by the Plan  Administrator and set forth in the document evidencing such right.

            II.   CORPORATE TRANSACTION

                  A. All of the  outstanding  repurchase  rights under the Stock
Issuance  Program shall  terminate  automatically,  and all the shares of Common
Stock subject to those terminated  rights shall immediately vest in full, in the event of any Corporate  Transaction,  except to the extent: (i) those repurchase rights  are  assigned  to the  successor  corporation  (or  parent  thereof)  in connection with such Corporate  Transaction or (ii) such accelerated  vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                  B.  The  Plan  Administrator   shall  have  the  discretionary
authority,  exercisable either at the time the unvested shares are issued or any time while the  Corporation's  repurchase  rights with  respect to those  shares remain outstanding,  to provide that those rights shall automatically  terminate on an  accelerated  basis,  and the  shares of  Common  Stock  subject  to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently  terminate by reason of an Involuntary  Termination within a designated  period (not to exceed eighteen (18) months)  following the effective date of any Corporate  Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

                                       11

            III.   SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan  Administrator's  discretion, be held in escrow by the Corporation  until the  Participant's  interest in such shares  vests or may be issued  directly  to the  Participant  with  restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

            I.    FINANCING

                  The Plan  Administrator may permit any Optionee or Participant to pay the option  exercise price under the Option Grant Program or the purchase price for shares  issued under the Stock  Issuance  program by delivering a full recourse,  interest bearing  promissory note payable in one or more installments and  secured by the  purchased  shares.  The terms of any such  promissory  note
(including the interest rate and the terms of repayment) shall be established by the Plan  Administrator  in its sole  discretion.  In no event shall the maximum credit  available  to the  Optionee  or  Participant  exceed  the sum of (i) the aggregate  option  exercise  price or purchase  price  payable for the purchased shares  plus (ii) any  Federal,  state  and  local  income  and  employment  tax liability  incurred by the Optionee or the  Participant  in connection  with the option exercise or share purchase.

            II.   EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan shall become  effective when adopted by the Board, but no option  granted under the Plan may be  exercised,  and no shares shall be issued  under  the  Plan,  until  the  Plan  is  approved  by the  Corporation's stockholders.  If such  stockholder  approval is not obtained within twelve (12)
months  after the date of the  Board's  adoption  of the Plan,  then all options previously  granted under the Plan shall  terminate and cease to be outstanding, and no further  options shall be granted and no shares shall be issued under the
Plan.  Subject to such limitation,  the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

                  B. The Plan  shall  terminate  upon  the  earliest  of (i) the expiration  of the ten  (10)-year  period  measured  from  the  date the Plan is adopted by the Board,  (ii) the date on which all shares  available for issuance under the Plan  shall  have  been  issued  as  fully-vested  shares or (iii) the
termination  of  all  outstanding   options  in  connection  with  an  Corporate
Transaction. All options and unvested stock issuances outstanding at the time of

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a clause (i)  termination  event shall continue to have full force and effect in accordance  with the  provisions  of the  documents  evidencing  such options or issuances.

            III.  AMENDMENT OF THE PLAN

                  A. The Board  shall  have  complete  and  exclusive  power and authority to amend or modify the Plan in any or all respects.  However,  no such amendment or modification shall adversely affect any rights and obligations with respect to options or unvested stock issuances at the time outstanding under the
Plan,  unless the  Optionee or the  Participant  consents to such  amendment  or modification.  In addition,  certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                  B.  Options to purchase  shares of Common Stock may be granted under the Option  Grant  Program and shares of Common  Stock may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares then  available for issuance  under the Plan,  provided any excess shares actually  issued  under those  programs  shall be held in escrow  until there is obtained stockholder approval of an amendment sufficiently increasing the number of  shares  of Common  Stock  available  for  issuance  under the Plan.  If such stockholder  approval is not obtained  within  twelve (12) months after the date the first such excess  grants or issuances  are made,  then (i) any  unexercised options  granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the  Corporation  shall promptly refund to the Optionees and the  Participants  the exercise or purchase price paid for any excess shares issued  under  the Plan and  held in  escrow,  together  with  interest  (at the applicable  Short-Term  Federal  Rate) for the period  the  shares  were held in escrow, and such shares shall thereupon be automatically  cancelled and cease to be outstanding.

            IV.   USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares  of  Common  Stock  under the Plan  shall be used for  general  corporate purposes.

            V.    WITHHOLDING

                  The Corporation's obligation to deliver shares of Common Stock upon the  exercise of any options or upon the  issuance or vesting of any shares issued  under the Plan shall be subject to the  satisfaction  of all  applicable
Federal, state and local income and employment tax withholding requirements.

            VI.         REGULATORY APPROVALS

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                        The  implementation  of the Plan,  the  granting  of any
option under the Plan and the issuance of any shares of Common Stock (i) upon the  exercise of any option or (ii) under the Stock  Issuance  Program  shall be subject to the  Corporation's  procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

            VII.  NO EMPLOYMENT OR SERVICE RIGHTS

                  Nothing  in the Plan shall  confer  upon the  Optionee  or the
Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation
(or any Parent or  Subsidiary  employing  or  retaining  such  person) or of the
Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's  Service at any time for any reason,  with or without cause.

                                       14

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

            A. Board shall mean the Corporation's Board of Directors.

            B. Code shall mean the Internal Revenue Code of 1986, as amended.

            C. Committee shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more  administrative  functions  under the Plan.

            D. Common Stock shall mean the Corporation's common stock.

            E.  Corporate   Transaction  shall  mean  either  of  the  following
stockholder-approved transactions to which the Corporation is a party:

                  a merger or consolidation in which securities  possessing more than fifty percent (50%) of the total  combined  voting power of the
            Corporation's  outstanding securities are transferred to a person or
            persons   different  from  the  persons  holding  those   securities
            immediately prior to such transaction, or

                  the   sale,   transfer   or  other   disposition   of  all  or
            substantially   all  of  the   Corporation's   assets  in   complete
            liquidation or dissolution of the Corporation.

            F.  Corporation  shall mean Javelin  Technologies,  Inc., a Delaware corporation,  and any successor  corporation to all or substantially  all of the assets or voting stock of Javelin Technologies,  Inc. which shall by appropriate action adopt the Plan.

            G.  Employee  shall mean an  individual  who is in the employ of the
Corporation (or any Parent or Subsidiary),  subject to the control and direction of the employer  entity as to both the work to be  performed  and the manner and method of performance.

            H. Exercise Date shall mean the date on which the Corporation  shall have received written notice of the option exercise.

            I. Fair Market Value per share of Common Stock on any relevant  date shall be determined in accordance with the following provisions:

                       If the Common  Stock is at the time  traded on the Nasdaq
            National  Market,  then the Fair  Market  Value shall be the closing selling price per share of Common Stock on the date in question,  as

                                       15

            such price is reported by the  National  Association  of  Securities
            Dealers  on the  Nasdaq  National  Market.  If there  is no  closing selling price for the Common Stock on the date in question, then the
            Fair Market  Value shall be the  closing  selling  price on the last preceding date for which such quotation exists.

                       If the  Common  Stock is at the time  listed on any Stock
            Exchange,  then the Fair Market  Value shall be the closing  selling price per share of Common Stock on the date in question on the Stock
            Exchange  determined  by the Plan  Administrator  to be the  primary market for the Common Stock,  as such price is officially  quoted in the composite tape of transactions on such exchange.  If there is no closing  selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                       If the Common Stock is at the time neither  listed on any
            Stock Exchange nor traded on the Nasdaq  National  Market,  then the
            Fair Market  Value  shall be  determined  by the Plan  Administrator after taking into  account  such  factors as the Plan  Administrator shall deem appropriate.

            J.  Incentive  Option  shall  mean an  option  which  satisfies  the requirements of Code Section 422.

            K. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                       such individual's  involuntary  dismissal or discharge by
            the Corporation for reasons other than Misconduct, or

                       such individual's  voluntary  resignation following (A) a
            change in his or her position with the Corporation  which materially reduces  his or her  duties  and  responsibilities  or the  level of management to which he or she reports, (B) a reduction in his or her level of compensation  (including  base salary,  fringe benefits and target  bonuses  under  any  corporate-performance  based  bonus  or incentive  programs)  by more than  fifteen  percent  (15%) or (C) a relocation  of such  individual's  place of  employment by more than fifty (50) miles,  provided  and only if such  change,  reduction or relocation is effected without the individual's consent.

            L.  Misconduct  shall  mean  the  commission  of any  act of  fraud, embezzlement or dishonesty by the Optionee or Participant,  any unauthorized use or disclosure by such person of confidential information or trade secrets of the
Corporation (or any Parent or Subsidiary),  or any other intentional  misconduct

                                       16

by such person  adversely  affecting the business or affairs of the  Corporation
(or any Parent or Subsidiary)  in a material  manner.  The foregoing  definition shall not be  deemed  to be  inclusive  of all the acts or  omissions  which the
Corporation  (or any Parent or  Subsidiary)  may  consider  as  grounds  for the dismissal  or  discharge  of any  Optionee,  Participant  or other person in the
Service of the Corporation (or any Parent or Subsidiary).

            M. 1934 Act  shall  mean the  Securities  Exchange  Act of 1934,  as amended.

            N. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

            O.  Option  Grant  Program  shall mean the option  grant  program in effect under the Plan.

            P. Optionee shall mean any person to whom an option is granted under the Option Grant Program.

            Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of  corporations  ending with the  Corporation,  provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination,  stock possessing fifty percent (50%) or more of the total combined  voting power of all classes of stock in one of the other  corporations in such chain.

            R. Participant  shall mean any person who is issued shares of Common
Stock under the Stock Issuance Program.

            S. Permanent  Disability shall mean the inability of the Optionee or the Participant to engage in any substantial  gainful  activity by reason of any medically determinable physical or mental impairment which is expected to result in such  person's  death or to continue for a period of twelve (12)  consecutive months or more.

            T.  Plan  shall  mean  the  Corporation's  1999  Stock  Option/Stock
Issuance Plan, as set forth in this document.

            U. Plan  Administrator  shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

            V. Service shall mean the  provision of services to the  Corporation
(or any Parent or  Subsidiary)  by a person in the  capacity of an  Employee,  a non-employee  member of the board of directors or a  consultant  or  independent advisor,  except to the extent otherwise  specifically provided in the documents evidencing the option grant or stock issuance.

                                       17

            W. Stock  Exchange  shall mean either the American Stock Exchange or the New York Stock Exchange.

            X. Stock Issuance Agreement shall mean the agreement entered into by the  Corporation and the Participant at the time of issuance of shares of Common
Stock under the Stock Issuance Program.

            Y. Stock Issuance  Program shall mean the stock issuance  program in effect under the Plan.

            Z.   Subsidiary   shall  mean  any   corporation   (other  than  the
Corporation)   in  an  unbroken  chain  of   corporations   beginning  with  the
Corporation,  provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the  determination,  stock  possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            AA. 10%  Stockholder  shall  mean the owner of stock (as  determined under Code Section  424(d))  possessing more than ten percent (10%) of the total combined  voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                       18